Calculation of Filing Fee Tables
S-8
NOVAVAX INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	9,400,000	$ 7.35	$ 69,090,000.00	0.0001381	$ 9,541.33
2	Equity	Common stock, $0.01 par value per share	Other	1,310,300	$ 7.35	$ 9,630,705.00	0.0001381	$ 1,330.00
Total Offering Amounts:						$ 78,720,705.00		$ 10,871.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,871.33
Offering Note
[1]	a. In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan (the "2015 Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Amount Registered consists of 9,400,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Novavax, Inc. (the "Registrant") available for issuance under the 2015 Plan pursuant to an amendment and restatement of the 2015 Plan that was approved by the Registrant's stockholders on June 18, 2026. b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit is based upon the average of the high and low sale price of the Common Stock as reported by the Nasdaq Global Select Market on July 31, 2026, which date is within five business days prior to the filing of this Registration Statement.

[2]	a. In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Novavax, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the "ESPP") to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Amount Registered consists of 1,310,300 shares of Common Stock available for issuance under the ESPP pursuant to an amendment and restatement of the ESPP that was approved by the Registrant's stockholders on June 18, 2026. b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit is based upon the average of the high and low sale price of the Common Stock as reported by the Nasdaq Global Select Market on July 31, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources